EXHIBIT 21
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                         CHATTEM, INC. AND SUBSIDIARIES
                           SUBSIDIARIES OF THE COMPANY




       NAME OF SUBSIDIARY                   STATE OR COUNTRY OF INCORPORATION
       ------------------                   ---------------------------------

Chattem (Canada) Inc.                                   Canada
Chattem (U.K.) Limited                                  England
HBA Insurance Ltd.                                      Bermuda
Signal Investment & Management Co.                      Delaware